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                                                                   Exhibit 10(b)

                     THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This Third Amendment to Employment Agreement is dated as of December 27, 2006 (this "Amendment") by and between Perrigo Company, a placeStateMichigan corporation (the "Company"), and David T. Gibbons (the "Executive").

      WHEREAS the Company and the Executive are parties to an Employment Agreement (the "Employment Agreement") dated as of April 19, 2000, as amended pursuant to an Amendment dated as of June 30, 2005 and a Second Amendment dated as of September 9, 2006.

      WHEREAS the Compensation Committee has determined that it is appropriate to amend the Employment Agreement to revise the changes made by the Second Amendment with respect to section 409A of the Internal Revenue Code.

      NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

      1. AMENDMENT.

      (a) The change made by Section 1(g) of the Second Amendment (which deleted the extension of the stock options) is hereby rescinded as it applies to the Executive's stock options that were granted in 2001 and 2003.

      (b) The changes made by the third, fourth and fifth sentences of Section 1(h) of the Second Amendment (which relate to section 409A of the Internal Revenue Code) are hereby rescinded as they apply to the Executive's stock options that were granted in 2001 and 2003. After final regulations are issued under section 409A of the Internal Revenue Code, the parties intend to take appropriate actions to cause the Executive's stock options to comply with section 409A.

      2. EFFECT OF AMENDMENT. Except to the extent expressly amended hereby, the Employment Agreement shall remain in full force and effect in all respects.

      3. APPLICABLE LAW. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of placeStateMichigan, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

      4. COUNTERPARTS. This Amendment may be executed in one or more counterparts (including counterparts executed and delivered by facsimile, which shall be as counterparts executed and delivered manually), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.


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IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the day and year first written above.

                                     PERRIGO COMPANY


                                     By:  /s/ Michael Stewart
                                         -----------------------------
                                          Name: Michael Stewart
                                          Title: Sr. V.P. Global Human Resources


                                     DAVID T. GIBBONS


                                     By:  /s/ David T. Gibbons
                                         -----------------------------


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